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                                    GUARANTY


                            Dated as of July 9, 1996


                                       by


                          TICHENOR MEDIA SYSTEM, INC.,
                                  as Guarantor

                                  in favor of


                       CLEAR CHANNEL COMMUNICATIONS, INC.





THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER ARE SUBJECT TO THE TERMS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BY CLEAR CHANNEL COMMUNICATIONS, INC. AND TICHENOR MEDIA SYSTEM, INC. IN FAVOR OF NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER AND EACH OF THE LENDERS REFERRED TO THEREIN.





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                                    GUARANTY


         This Guaranty (as amended, modified or supplemented from time to time, this "Guaranty"), dated effective as of July 9, 1996, is made by TICHENOR MEDIA SYSTEM, INC., a Texas corporation ("Guarantor"), in favor of CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Lender").


                                    RECITALS

         A. TMS Assets California, Inc., a California corporation ("Borrower"), and Lender have entered into that certain Loan Agreement dated of even date herewith (said Loan Agreement, as amended, modified or supplement from time to time, the "Loan Agreement") pursuant to which Lender has agreed to cause to be issued a letter of credit in the face amount of $40,000,000, and upon the draw on such letter of credit, to loan such amount as may be drawn thereunder to Borrower, such loan being evidenced by that certain promissory note of even date herewith in the original principal amount of $40,000,000 issued by Borrower to Lender (the "Note"). Capitalized terms not defined herein shall have the meaning ascribed such term in the Loan Agreement.

         B.      Borrower is a direct wholly owned subsidiary of Guarantor.

         C. In order to induce Lender to enter into the Loan Agreement and to cause to be issued such letter of credit and to lend money to Borrower as described above, the Guarantor has agreed to enter into this Guaranty.

         D. The guaranties provided in this Guaranty are reasonably expected to benefit, directly or indirectly, the Guarantor. Further, it is in the best interest of the Guarantor to provide the guaranties set forth hereunder, and such guaranties are necessary or convenient to the conduct, promotion or attainment of the business of the Guarantor and are also necessary or convenient to the conduct, promotion or attainment of the business of other directly or indirectly wholly-owned Subsidiaries of the Guarantor.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lender to enter into the Loan Agreement, the Guarantor hereby agrees as follows:

                                   ARTICLE I
                                    GUARANTY

         Section 1.01 Guaranty. The Guarantor hereby unconditionally guarantees to Lender the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Note and all other payment obligations of Borrower now or hereafter existing under the Loan Agreement and the other Loan Documents, including pre-petition and post-petition interest in the event of a bankruptcy of Borrower (all of indebtedness and payment obligations being referred to herein as the "Obligations").

         Section 1.02 Guaranty Absolute. This Guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Loan Agreement, the Note or any other Loan Document or instrument relating thereto for any reason whatsoever, including without limitation the fact that the Obligations or any part thereof exceed the amount permitted by law, the act of creating the Obligations





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or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) are illegal, uncollectible, legally impossible or unenforceable, or the Loan Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

         (b) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Loan Agreement, the Note, any Loan Document or the rights of the Lender with respect thereto;

         (c) any change in the time, manner or place of performance or payment of, or in any other term of, the Obligations, any increase in the amount of the Obligations or any other amendment, modification, supplement, extension or waiver of or any consent to departure from the Loan Agreement or any Loan Document;

          (d) the existence of, or any release or amendment or waiver of or consent to departure from, any other guaranty, for all or any of the Obligations;

         (e) any adjustment, indulgence, forbearance, waiver, departure or compromise that might be granted or given by Lender or any other Person primarily or contingently liable on the Obligations;

         (f) any release of Borrower or any other Person now or hereafter liable for the payment of the Obligations or any part thereof, or taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations, or any sale, release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

         (g) the failure of Lender to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral or security, other than the gross negligence or wilful misconduct of Lender;

         (h) the fact that any collateral, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien; or

         (i) any other action taken or omitted to be taken with respect to the Loan Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender for any reason, including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made, and, in such event, Guarantor will pay to Lender an amount equal to any such payment that has been rescinded or returned. This Guaranty shall be absolute and unconditional





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notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a defense available to a guarantor or Borrower or a legal or equitable discharge of a surety or guarantor except indefeasible payment in full of the Obligations. The provisions of this paragraph will survive any release or termination of this Guaranty.

         Section 1.03 Waiver. Except as otherwise set forth herein, the Guarantor hereby waives, to the extent permitted by law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any collateral or exhaust any right or take any action against Borrower or any other person or any collateral. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. To the fullest extent permitted by applicable law, Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Obligations. Guarantor waives any right to require Lender to proceed against Borrower, enforce its rights against any other guarantor of the Obligations, have Borrower joined with Guarantor in any suit arising out of this Guaranty and/or the Obligations, or pursue any other remedy in its powers whatsoever. Until the Obligations shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower and waives the benefit of any right to participate in any security now or hereafter held by Lender.

         Section 1.04 Subordination of Guaranty. The provisions of this Guaranty and the obligations of Guarantor are subject to the terms set forth in that certain Subordination Agreement of even date herewith by Lender and Guarantor in favor of the Senior Creditors (the "Subordination Agreement").
For purposes of this Guaranty, "Senior Creditors" shall mean NationsBank of Texas, N.A., as administrative lender for the lenders now or hereafter signatory to that certain Second Amended and Restated Credit Agreement dated as of August 9, 1994, as now or hereafter amended, modified or supplemented, and each of such lenders.

         Section 1.05 Maturity of Obligations; Payment. Guarantor agrees that if the maturity of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to Guarantor. Subject to the terms of the Subordination Agreement, Guarantor will, forthwith upon notice from Lender of Borrower's failure to pay the Obligations at maturity, pay to Lender the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

         Section 1.06 Lender's Expenses. If Guarantor fails to pay the Obligations after notice from Lender of Borrower's failure to pay any Obligations at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of its rights under this Guaranty, or if suit is filed to enforce this Guaranty, or if proceedings are had in any bankruptcy, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to Lender all court costs and its reasonable attorneys' fees.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Representations and Warranties. In order to induce Lender to accept this Guaranty, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Obligations and any extension of credit thereunder) that:





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         (a)     The Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

         (b) Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Texas, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect.

         (c) Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken.

         (d) This Guaranty constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms, except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and general principles of equity.

         (e) This Guaranty will not violate any provisions of Guarantor's articles of incorporation, bylaws, or any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject other than any contract or agreement for which consents, waivers or amendments have been obtained.

         (f) Guarantor's execution, delivery and performance of this Guaranty does not require the consent or approval of any other Person which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof which consent has not been obtained.

         (g) The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

         (h) Neither Lender nor any other person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

                                   ARTICLE 3
                                 MISCELLANEOUS

         Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         Section 3.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, to the Guarantor at its address specified on the signature page hereto, or the Lender at its address specified in the Loan Agreement.

         Section 3.03 No Waiver; Cumulative Rights and Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any





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other right.  Each of the rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law or in any other documents.

         Section 3.04 Execution in Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 3.05 Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to principles of conflicts of laws thereof.

         Section 3.06 Entire Agreement. THIS GUARANTY AND THE SUBORDINATION AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN LENDER AND GUARANTOR RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Section 3.07 Waiver of Jury Trial. GUARANTOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS GUARANTY, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.





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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                       TICHENOR MEDIA SYSTEM, INC.


                                       By:       /s/ Jeffrey T. Hinson
                                           ----------------------------
                                       Name:   Jeffrey T. Hinson
                                       Title:  Chief Financial Officer and
                                               Treasurer


                                       Address of Guarantor:

                                       Tichenor Media System, Inc.
                                       100 Crescent Court
                                       Suite 1777
                                       Dallas, Texas 75201-6991
                                       Attention:       Jeffrey T. Hinson
                                       Facsimile:       (214) 855-8881






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